UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

B-SCADA, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3399360
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

104 S. Walnut Street, Unit 1A, Itasca, IL	60143
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (874) 216 -1518

Copies to:

Megan J. Penick

Dorsey & Whitney LLP

51 W. 52nd Street

New York, NY 10019

Telephone Number: (212) 415-9279

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

We are voluntarily filing this General form for Registration of Securities on Form 10 to register our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This registration statement will become effective automatically by lapse of time 60 days from the date of the initial filing of this registration statement pursuant to Section 12(g)(1) of the Exchange Act.

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13(a) under the Exchange Act and will be required to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to the “Registrant,” the “Company,” “we,” “our” or “us” means B-Scada, Inc. Our principal place of business is located at 104 S. Walnut Street, Unit 1A, Itasca, IL 60143. Our telephone number is: (872) 216-1518.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire registration statement carefully, especially the risks discussed under the section entitled “Risk Factors.” Although management believes that the assumptions underlying the forward-looking statements included in this registration statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward-looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this registration statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements unless required by applicable laws or regulations.

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Item 1. Business.

B-Scada, Inc., a Delaware corporation (“B-Scada,” the “Company,” “we,” “us” or “our”), was originally formed under the name Firefly Learning, Inc. in May 2001. In October 2005, pursuant to an exchange agreement, we acquired all of the issued and outstanding shares of capital stock of Mobiform Software, Ltd. (“Mobiform Canada”), a Canadian corporation, and changed our name to Mobiform Software, Inc. Effective September 14, 2010, Mobiform Canada was dissolved and on October 19, 2012, we changed our name to B-Scada, Inc.

B-Scada used to be in the business of developing software and hardware products for the visualization and monitoring of data in residential, commercial and heavy industries. At the time, B-Scada’s HMI (Human Machine Interface) software and SCADA (Supervisory Control and Data Acquisition) products were utilized in the petrochemical, electricity distribution, transportation, facilities management and manufacturing industries. In 2019 B-Scada started winding down its operations and, by the end of 2021, the Company was essentially dormant from 2019 until 2025, when we commenced our current business plan and operations.

Starting in 2025, the Company began the development and provision of software-as-a-service (“SaaS”) using artificial intelligence (“AI”) solutions tailored for small- to medium-sized business (“SMB”) corporate clients. Today, B-Scada Inc. is an emerging technology company historically engaged in the development and provision of software-as-a-service (“SaaS”) solutions to customers across various industries. In response to evolving market dynamics and technological advancements, we have repurposed our business operations to focus on the development and commercialization of agentic artificial intelligence (“AI”) solutions tailored primarily for small- and medium-sized business (“SMB”) corporate clients. Agentic AI refers to autonomous AI systems capable of performing tasks, making decisions, and interacting with environments or data sources with minimal human intervention, often through multi-step reasoning and tool integration.

Our restructured business model positions the Company as an “AI lab” where we design, prototype and deploy bespoke or proprietary agentic AI solutions. These solutions address operational inefficiencies in areas such as human resources (“HR”), financial planning, inventory management, and data aggregation. Development occurs either internally as proprietary initiatives or in collaboration with end-user clients, who may provide funding for customized projects. This collaborative approach allows us to mitigate development costs while aligning our innovations with real-world client needs.

We intend to monetize our agentic AI solutions through multiple channels, including licensing agreements for software usage, direct sales of developed AI agents, or the establishment of standalone businesses built around these solutions. Our target market includes SMBs seeking cost-effective, scalable AI tools to automate repetitive tasks, enhance decision-making, and improve productivity without the need for extensive in-house technical expertise.

As of the date of this filing, the Company is actively engaged in three key projects that exemplify our agentic AI focus. Set forth below is a summary of the three primary projects we are working on and the state of development for each.:

1. Insurance Wallet Project (Internal Proprietary): We are developing an agentic AI-powered “insurance wallet” designed to aggregate and organize all relevant information for personal lines of insurance underwriting. This agentic AI-powered solution autonomously collects data from multiple sources (e.g., insurance policy documents, financial records, and risk assessments), performs initial analysis, and then generates comprehensive underwriting profiles. This project is funded internally and aims to create a licensable product for insurance brokers and SMB insurers, potentially reducing underwriting timelines by automating data synthesis and preliminary evaluations. By developing a persistent, AI-driven insurance identity layer, B-Scada aims to reduce friction across underwriting and claims, empower consumers and SMBs with data ownership, create a durable AI moat, and enable the development of future embedded insurance infrastructure. As the Insurance Wallet Project is our own internal proprietary project, we have detailed our efforts and timeline for developing the Insurance Wallet Project below.

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2. HR Agentic AI Solution (Client Partnership): In partnership with a client employing approximately 140 individuals, we have developed an agentic AI system, www.justaskollie.com or Ask Ollie, to streamline HR operations. Ask Ollie’s HR agentic AI solution enables natural-language queries to access and interpret a wide array of company policies, procedures, employee handbooks and compliance documents. By automating responses to common HR inquiries — such as benefits eligibility, leave policies, or performance review guidelines — this AI agent reduces administrative burdens and ensures consistent application of internal rules. Funding for this project is provided by the client under a co-development agreement, with potential for revenue generation through ongoing maintenance fees or licensing to similar SMBs in the HR sector. Ask Ollie is presently launch-ready with billing in place. We intend to enter into similar partnerships and projects with other companies over time to develop bespoke products for other clients, with each product and project to be designed and built to the specifications and timeline as required by the client.

3. AI Market Research and Outreach Agent for Second Wind Boats is developing an artificial intelligence–powered market research and outreach platform designed to identify and engage potential asset donation sources for nonprofit organizations. The Company’s initial deployment of this technology is being conducted in collaboration with Center Coracles, Inc., a 501(c)(3) nonprofit organization doing business as Second Wind Boats (“Second Wind”), which serves as an early-stage research and development partner. At present, we have developed the initial product for Second Wind and anticipate that the project will be ready for launch in the near term. We intend to replicate similar projects over time as we further expand our business.

Each of the above projects require very little capital to operate – each costing under $1,000 per year to maintain, including certain third party fees and maintenance of domains, etc. As such, as the Company launches proprietary or projects in partnership, the Company anticipates it will generate revenue through signing up new users who will pay low monthly fees in order to access and utilize the services. Additionally, we have paid $20,000 to Bitbear Systems LLC, a third part contractor (disused further below in this Form 10), to develop these projects. The internal allocation of the breakdown of $20,000 by project is as follows:

●	$10,000 for the Insurance Wallet Project,
●	$8,000 for the HR Agentic Solutions and
●	$2,000 for the AI Market Research and Outreach Agent solution for Second Wind Boats.

The Company’s platform is designed as an agentic AI system capable of performing automated discovery, qualification, and outreach functions in support of charitable asset donation ecosystems. The system integrates data aggregation, natural language processing, and automated campaign orchestration to identify potential donation targets and facilitate structured engagement strategies.

Overview of Proprietary Insurance Wallet Project

Our Insurance Wallet is a proprietary AI-driven platform designed to function as a digital insurance wallet for individuals and small-to-medium sized businesses (SMBs). The platform will serve as a secure, intelligent repository for all personal and commercial property & casualty (P&C) insurance data, combining:

●	AI-driven asset capture via photos and metadata
●	Structured data normalization
●	Secure long-term storage of insurable interests
●	Automated underwriting-ready profiles
●	One-click insurance portability

The product is aimed at transforming insurance ownership from a fragmented, carrier-centric experience into a user-controlled asset registry. Today, policyholders must repeatedly re-enter information across carriers, brokers, and quoting systems. B-Scada’s platform eliminates this inefficiency by creating a portable insurance identity layer — an asset-backed, continuously updated digital vault.

Over time, we envision that the platform will evolve as follows:

Phase 1: Insurance memory and data vault

Phase 2: AI-powered underwriting assistant

Phase 3: Embedded distribution layer

Phase 4: Insurance operating system for consumers and SMBs

We believe this initiative aligns with B-Scada’s broader strategy of building agentic AI infrastructure across regulated verticals, with insurance representing a particularly large and structurally inefficient market. Over time, we will aim to create a default insurance identity layer for consumers and SMBs — a persistent, AI-native record of insurable assets that reduces friction across carriers, improves underwriting accuracy, empowers policyholders with data ownership and enables instant portability of risk profiles. We believe this could be applied across insurance coverage areas, including insurance for homes and interiors, vehicles and boats, equipment and tools, jewelry and collectibles, as well as commercial property and contents.

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Our core target market for individuals will be affluent consumers, including high-value homeowners, collectors, multi-poly households, and marine and auto enthusiasts. Our core market for SMBs will be geared toward the contractor, hospitality, retail and service industry, as well as private clubs. Historically, these industries have suffered from poor documentation and underinsurance, which results in broker friction and renewal fatigue. We believe these are highly underserved segments for which our Insurance Wallet agentic AI solution would fill a need.

The initial part of Phase 1 has begun. The minimum viable product is being tested internally as a beta and revisions are being made accordingly. We would expect to pilot it with a very small group in the next three to four months. Phase 2 will consist of AI normalization, which will take approximately six to 12 months. Phase 3 will consist of creating the SMB layer, which will include developing multi-user accounts, equipment tracking, exportable submissions and insurance broker pilot programs. Phase 4, the distribution layer, will be completed in approximately 18-30 months. With Phase 5, Platformization, to be completed in month 30 and beyond.

Following initial development, we will monetize the Insurance Wallet by creating a tiered subscription model, consisting of a freemium wallet, which will allow access to limited basic services for individuals for free, providing an initial introduction to the product for a single asset for free; and premium subscription tiers for unlimited assets, AI valuations and claims preparation kits. Over time, we will develop to create an SMB SaaS, B2B distribution, and an insurance revenue model, including embedded placement, referral economics, MGA participation and data licensing.

These initial projects demonstrate our pivot toward agentic AI as a core competency, leveraging our historical software expertise to deliver high-value, customized automation tools. Our focus aligns with broader industry trends, where agentic AI—autonomous systems capable of planning, reasoning and executing multi-step tasks—is emerging as a transformative force. Projections suggest the global agentic AI market will grow rapidly, from approximately $7.6 billion in 2025 to over $50 billion by 2030, driven by demands for generating greater efficiency in workflows like those we target.(“AI Agents Market Size to Hit $50.31 Billion by 2030 at CAGR 45.8%,” Grand View Research, May 2025.)

Strategy and Market Opportunity

The SMB sector represents a significant and underserved market for AI adoption, with many businesses lacking the resources to implement enterprise-level AI systems. According to industry analyses, the global AI market for SMBs is projected to grow substantially, driven by the need for automation in an era of labor shortages, rising operational costs, and digital transformation pressures. We believe agentic AI trends in 2025-2026 are shifting toward autonomous agents that can handle complex, multi-step processes independently, including multi-agent collaboration, human-in-the-loop governance, and vertical-specific applications in areas such as insurance underwriting, HR policy management, and financial analysis.

Based on our research of the agentic AI market from sources such as McKinsey Global Institute, we estimate that agentic AI solutions can automate work activities that currently absorb 60-70% of employee time in targeted areas such as HR, insurance and financial planning, providing SMBs with competitive advantages typically reserved for larger enterprises. In insurance, agentic AI is increasingly used for automated data aggregation, risk assessment, and claims processing; in HR, for policy interpretation and employee query resolution; and in financial planning, for data reconciliation and forecasting—directly aligning with our current projects.

Our strategy emphasizes:

1. Operating as an AI Lab: We function as a development hub, rapidly prototyping agentic AI solutions in response to market gaps or client requests. This agile model allows us to iterate quickly, incorporating feedback from partnerships to refine products, in line with 2026 trends toward parallel task execution and modular agent architectures.

2. Client-Driven and Proprietary Development: We pursue bespoke projects funded by end-user clients for tailored solutions, while simultaneously investing in internal proprietary initiatives that can be scaled across multiple customers. This dual approach diversifies risk and revenue streams, capitalizing on the projected 45% CAGR in agentic AI markets over the next five years (Grand View Research).

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3. Monetization Flexibility: Solutions may be licensed on a subscription basis, sold outright as turnkey AI agents, or spun off into independent ventures. For example, successful proprietary projects like the insurance wallet could evolve into software products with recurring usage fees, reflecting trends toward agent-as-a-service models.

4. Focus on SMB Accessibility: Our AI agents are designed for easy integration with common SMB tools (e.g., Microsoft Office, QuickBooks, or HR platforms like BambooHR), ensuring low barriers to adoption without requiring extensive IT infrastructure. This addresses the adoption gap in SMBs, where barriers include cost and complexity.

5. Selective Use of Emerging Technologies: Where beneficial, we incorporate complementary technologies such as natural-language processing, machine learning, secure data APIs, and retrieval-augmented generation (RAG) for compliance, to enhance agent autonomy while maintaining compatibility with SMB environments and emerging standards for explainability and governance.

By targeting SMBs, we aim to differentiate ourselves from AI providers focused on large corporations, capitalizing on a market segment with high growth potential and lower competitive intensity, as agentic AI moves from pilots (38% of organizations in 2025) to production-scale deployments in 2026.

Technology

Our agentic AI solutions build upon our legacy SaaS foundations, integrating advanced AI frameworks such as large language models (e.g., adapted from open-source alternatives like GPT variants), workflow orchestration tools (e.g., supporting multi-agent systems), and secure data pipelines. Key technical features include:

●	Autonomous Task Execution: AI agents can chain multiple actions-e.g., data retrieval, analysis, and reporting-based on user-defined goals, with built-in error handling, reasoning traces and human oversight options, aligning with 2026 emphases on traceable logic and auditable outputs.

●	Data Security and Compliance: Solutions adhere to standards like GDPR, CCPA, and SOC 2, with on-premises or cloud-hybrid deployment options to address SMB concerns around data privacy, especially amid increasing regulatory scrutiny on AI bias and accountability.

●	Scalability and Customization: Modular architecture allows for rapid configuration to client-specific needs, supporting integration with existing SMB software ecosystems and trends toward low-code/no-code agent deployment.

We leverage cloud-based development environments and partnerships with AI tool providers to accelerate prototyping, ensuring our lab operations remain cost-efficient while preparing for multi-agent ecosystems projected for widespread production in 2026.

Revenue Model

While we are presently pre-revenue, and there is no clearly identified revenue model, we anticipate our revenue will derive from diverse sources aligned with our lab model as we build out our products:

Development and Partnership Fees:	Upfront funding from clients for bespoke agentic AI projects, as seen in our current HR initiative.

Licensing and Subscription Revenue:	Recurring fees for the use of proprietary or adapted AI solutions, such as annual licenses for the insurance wallet.

Product Sales:	Direct sales of completed AI agents to SMB clients or through marketplaces.

Spin-Off Ventures:	Equity or revenue shares from businesses developed around successful AI solutions.

Consulting and Support Services:	Fees for implementation, training and ongoing maintenance.

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This model provides us with flexibility, with initial revenues from partnerships funding proprietary development for long-term scalability.

Competitive Strengths

Our transition to an AI lab model offers several advantages:

Agile Development Expertise:	Building on our SaaS heritage, we excel in rapid prototyping and client collaboration, reducing time-to-market for AI solutions.

SMB Focus:	Unlike enterprise AI firms, we prioritize affordable, plug-and-play agents suited to SMB budgets and technical capabilities.

Partnership-Driven Innovation:	Client funding for bespoke projects de-risks our research and development costs and processes, while proprietary efforts build intellectual property for broader commercialization.

Proven Projects:	Our ongoing initiatives demonstrate tangible value, positioning us to attract additional partnerships.

We believe these strengths will enable us to capture a niche in the expanding agentic AI market for SMBs.

Future Development

Looking ahead, we plan to expand our AI lab capabilities through:

R&D Investment:	Allocating resources to emerging AI technologies, such as enhanced multi-agent systems for complex SMB workflows (e.g., supply chain optimization).

Strategic Partnerships:	Collaborating with additional SMB clients, AI tool vendors, and potentially academic institutions to co-innovate.

Portfolio Expansion:	Developing new proprietary solutions in high-demand areas like customer service automation or compliance monitoring for SMBs.

Potential Acquisitions:	Pursuing acquisitions of complementary AI technologies or startups to bolster our lab’s expertise.

Geographic and Sector Growth:	Initially focused on U.S. SMBs, we aim to expand internationally and into adjacent sectors like retail and professional services.

These efforts are intended to drive sustainable growth, leveraging our repurposed focus on agentic AI to create long-term shareholder value.

As of March 31, 2026, December 31, 2025 and December 31, 2024, the Company had $193,977, $123,115 and $85,096 in cash, respectively. Following the filing of this Form 10 and the registration of our securities pursuant to Section 12(g) of the Exchange Act, the Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as we remain subject to those requirements.

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In July 2025, Company issued 1,000,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), to its directors and affiliates for total proceeds of $102,000. Subsequently, in January 2026, the Company issued an additional 800,000 shares of Common Stock for gross proceeds of $100,000. During the remainder of the fiscal year and beyond such time, we anticipate incurring costs related to the filing of Exchange Act reports and developing our business. We believe we will be able to meet these operational and reporting costs through the use of funds to be loaned by or invested in us by our stockholders, management and/or other investors. Our management and stockholders have indicated their intent to advance funds on behalf of the Company as needed in order to accomplish our business plan and comply with our Exchange Act reporting requirements; however, there are no agreements in effect between the Company and our management and stockholders specifically requiring that they provide any funds to the Company. As a result, there are no assurances that such funds will be advanced or that the Company will be able to secure any additional funding as needed.

We presently have no employees apart from our management, which presently consists of two directors and two officers. We have engaged outside contractors to develop our initial agentic AI solutions, including Bitbear Systems, LLC (“Bitbear”). Our agreement with Bitbear provides that Bitbear will perform services related to the design, development and implementation of agentic AI systems, autonomous workflows and agents, prompt engineering and orchestration layers, AI integrations and automation infrastructure, along with related technical development and prototypes. The Bitbear agreement presently runs from November 1, 2025 through October 31, 2026, had an initial four month strategic development period, or build phase, during which no fees were charged, followed by a $20,000 service charge that provides for 250 hours of service during the period March 1, 2026 through October 31, 2026. In addition, should B-Scada require additional services from Bitbear outside of the scope outlined in the agreement, the parties agreed such services would be billed at a mutually agreed upon rate.

At present, our officers and directors are engaged in outside business activities and are employed on a full-time basis by other companies. Our officers and directors will be dividing their time amongst these entities and anticipate that they will devote very limited time to our business until the acquisition of a successful business opportunity has been identified. Management anticipates that this time commitment will increase as the Company’s SaaS development comes closer to fruition. The specific amount of time that management will devote to the Company may vary from week to week or even day to day, and therefore the specific amount of time that management will devote to the Company on a weekly basis cannot be ascertained with any level of certainty. In all cases, management intends to spend as much time as is necessary to exercise their fiduciary duties as an officer and/or director of the Company.

We do not anticipate a significant change to the number of our employees in the near term. However, we may engage additional contractors and do anticipate that our needs will increase as our agentic AI solutions products further develop.

Smaller Reporting Company

The Company is a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934. As such, we have certain exemptions available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years. We intend to use such reduced disclosure standards for so long as we remain a smaller reporting company.

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Item 1A. Risk Factors.

As a “smaller reporting company” as defined in Item 10 of Regulation S-K (17 C.F.R. §229.10(f)(1)), the Company is not required to provide this information.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

B-Scada used to be in the business of developing software and hardware products for the visualization and monitoring of data in residential, commercial and heavy industries. At the time, B-Scada’s HMI (Human Machine Interface) software and SCADA (Supervisory Control and Data Acquisition) products were utilized in the petrochemical, electricity distribution, transportation, facilities management and manufacturing industries. In 2019 B-Scada started winding down its operations and by the end of 2021 through the start of 2025, the Company’s operations were dormant.

Beginning in 2025, the Company began developing software-as-a-service (“SaaS”) using artificial intelligence (“AI”) solutions tailored for small- to medium-sized business (“SMB”) corporate clients. Today, B-Scada Inc. is an emerging technology company engaged in the development and provision of software-as-a-service (“SaaS”) solutions to customers across various industries. In response to evolving market dynamics and technological advancements, we have repurposed our business operations to focus on the development and commercialization of agentic artificial intelligence (“AI”) solutions tailored primarily for small- and medium-sized business (“SMB”) corporate clients. Agentic AI refers to autonomous AI systems capable of performing tasks, making decisions, and interacting with environments or data sources with minimal human intervention, often through multi-step reasoning and tool integration.

Our restructured business model positions the Company as an “AI lab” where we design, prototype and deploy bespoke or proprietary agentic AI solutions. These solutions address operational inefficiencies in areas such as human resources (“HR”), financial planning, inventory management, and data aggregation. Development occurs either internally as proprietary initiatives or in collaboration with end-user clients, who may provide funding for customized projects. This collaborative approach allows us to mitigate development costs while aligning our innovations with real-world client needs.

We intend to monetize our agentic AI solutions through multiple channels, including licensing agreements for software usage, direct sales of developed AI agents, or the establishment of standalone businesses built around these solutions. Our target market includes SMBs seeking cost-effective, scalable AI tools to automate repetitive tasks, enhance decision-making, and improve productivity without the need for extensive in-house technical expertise.

The Company has not yet generated any revenue from activities discussed above, as we work to develop our technology. We anticipate the cost to fund any business activity for the next 12 months and the initial period beyond such time will be paid with funds to be loaned to or invested in us by our stockholders, management team and/or other investors.

During the next 12 months we anticipate incurring costs related primarily to (i) funding the development of our agentic AI solutions and (ii) once we become an SEC reporting company, preparing and filing our Exchange Act reports.

We believe we will be able to meet these costs through the use of funds to be loaned by or invested in us by our stockholders, management and/or other investors. There are no assurances that such funds will be advanced or that the Company will be able to secure any additional funding as needed. As of June 30, 2026, March 31, 2026, and December 31, 2025, the Company had $177,231, $193,977, and $123,115 in cash, respectively, and has not earned any revenues from operations since the Company’s operations became dormant in 2019.

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The Company presently has $160,000 of cash on hand. In the next 12 months, we expect to incur expenses equal to approximately $100,000 related to legal, accounting, audit, and other professional service fees incurred in relation to the Company’s Exchange Act filing requirements and expenses relating to the execution of our business plan. As a result, at present, we believe we have sufficient funds to cover our operations for the next 18 months. The Company is currently devoting its efforts to developing its Agentic AI technology. Our ability to meet our future capital needs will depend on our ability to raise capital through equity sales, develop additional sources of capital, successfully execute on our business plans, and ultimately, achieve profitable operations.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Item 3. Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its management at no cost. Given the limited needs of the Company, management believes that the office space is more than suitable and adequate at present. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of the date of this filing, the number of shares of Common Stock owned of record and beneficially by the Company’s directors and officers:

Name	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Hassan Raza Baqar (2)	467,571	9.61%
Hassan Sajjad Baqar (2)	100,000	2.06%
Adam Acosta (2)	50,000	1.03%
Richard E. Govignon (2)	50,000	1.03%

All Directors and Officers as a Group (3 individuals)	667,571	13.73%

Beneficial Owners of more than 5%:
Yorkmont Capital Partners LP (3)(4)	577,425	11.87%
Larry G. Swets Jr.	502,012	10.32%

FG CRV SpinCo LLC (3)(5)	800,000	16.45%
Fundamental Global LLC (3)(6)	400,000	8.22
FG Merchant Partners LP (3)(7)	400,000	8.22%

(1)	Calculated based on 4,864,371 shares outstanding as of July 28, 2026.
(2)	Unless otherwise noted, the business address of each of the following is 104 S. Walnut Street, Unit 1A, Itasca, IL 60143.
(3)	None of our officers or directors are affiliated with this entity.
(4)	Yorkmont Capital Partners, LP (“YCP”) is a private, Texas based limited partnership with Yorkmont Capital Management LLC (“Yorkmont Management”) servicing as its sole general partner and investment manager. YCP and Yorkmont Management are located at 3202 Enfield Road, Austin, TX 78703. Graeme P. Rein, managing member of Yorkmont Management and general partner of YCP. Mr. Rein and Yorkmont Management are indirect beneficial owners and exercise voting control over YCP’s securities.
(5)	FG CRV SpinCo LLC is a private limited liability company located at 6408 Bannington Rd, Charlotte NC,28226. D. Kyle Cerminara has the voting rights.
(6)	Fundamental Global LLC is a private limited liability company located at 6408 Bannington Rd, Charlotte NC,28226. D Kyle Cermaina is the manager and has voting and depositing rights.
(7)	FG Merchant Partners LP is a private limited partnership located at 6408 Bannington Rd, Charlotte NC,28226. D Kyle Cermaina is the manager and has voting rights.

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Item 5. Directors and Executive Officers.

(a)	Identification of Directors and Executive Officers.

Our officers and directors, and additional information concerning each of them, are as follows:

Name	Age	Position
Hassan Raza Baqar	48	Chief Executive Officer
Hassan Sajjad Baqar	40	Chief Financial Officer
Adam Acosta	45	Director
Richard E. Govignon	48	Director

OFFICER AND DIRECTOR BIOS

Hassan Raza Baqar, Chief Executive Officer

Hassan R. Baqar has served as our Chief Executive Officer since February 2026. Mr. Baqar has over 20 years of experience within financial services and other industries focused on corporate development, mergers & acquisitions, capital raising, investments and real estate transactions. Mr. Baqar has served as the founder and managing member of Sequoia Financial LLC, a financial services and advisory firm, since January 2019. Mr. Baqar has also serves as Chief Financial Officer of Adel Financial II Inc., a special purpose acquisition company in the process of completing its business combination since October 2024, as a Chief Financial Officer of FG Merger II Corp., a special purpose acquisition company in the process of completing its business combination since October 2023. Since November 2025, Mr. Baqar has been serving as Director of Capital Markets of Saltire Capital Ltd. (TSX: SLT). Since March 2026, Mr. Baqar has served as senior advisor of Innovative Digital Investors Acquisition Corp. (previously known as FG Merger III Corp.), a special purpose acquisition company in the process of completing its IPO. Since September 2025, Mr. Baqar serves as Chief Financial Officer of Greenland Exploration limited since July 2025 and director of Greenland Energy Company since March 2026, and since September 2025, Mr. Baqar serves as Chief Financial Officer of FG Imperii Acquisition Corp, a special purpose acquisition company in the process of completing its IPO

Previously, Mr. Baqar served as Chief Financial Officer from September 2024 to November 2025 of Saltire Capital Ltd. (TSX: SLT), Chief Financial Officer from August 2021 to February 2024 and Executive Vice President from December 2021 to February 2024 of FG Nexus Inc. (“FGNX”), formerly FG Financial Group Inc. (“FGF”)., which operates as a Ethereum Treasury Company and previously as a reinsurance and asset management holding company, as a director of Fundamental Global Reinsurance Ltd., a Cayman Islands reinsurance company from June 2020 to 2025, as Chief Financial Officer of FG New America Acquisition II Corp., a special purpose acquisition company in the process of going public and is focused on merging with a company in the InsureTech, FinTech, broader financial services and insurance sectors from February 2021 to October 2023, as Chief Financial Officer of Insurance Income Strategies Ltd., a former Bermuda based reinsurance company from October 2017 to December 2021, as a director of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry from August 2019 to December 2021 and as Chief Financial Officer of GreenFirst Forest Products Inc. from June 2016 to December 2020, and as a director and Chief Financial Officer of Unbounded Media Corporation from June 2019 to September 2023, as a director, treasurer and secretary of Sponsor Protection Coverage and Risk, Inc., a South Carolina captive insurance company from October 2022 to April 2024. .Mr. Baqar served as a director of FG Merger Corp. (Nasdaq: FGMCU) from December 2021 to August 2023, a special purpose acquisition company which merged with iCoreConnect Inc. (Nasdaq: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services, and as Chief Financial Officer of Aldel Financial Inc. (NYSE: ADF) from January 2021 to December 2021, a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. From July 2020 to July 2021, Mr. Baqar served as Chief Financial Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company, which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. Previously, he served as Vice President of Kingsway Financial Services Inc. (NYSE: KFS) (“Kingsway”) from January 2014 to January 2019 and as a Vice President of Kingsway’s subsidiary Kingsway America Inc. from January 2010 to January 2019. Mr. Baqar also served as Chief Financial Officer and director of 1347 Capital Corp. from April 2014 to July 2016, a special purpose acquisition company which merged with Limbach Holdings, Inc. (Nasdaq: LMB). Mr. Baqar served as a member of the board of directors of FG Nexus Inc from October 2012 to May 2015. He also served as the Chief Financial Officer of United Insurance Holdings Corp. (NYSE: UIHC), a publicly held property and casualty insurance holding company, from August 2011 to April 2012.

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His previous experience also includes director of finance at Itasca Financial, LLC from 2008 to 2009 and positions held at Lumbermens Mutual Casualty Company (a Kemper Insurance company), a diversified mutual property-casualty insurance provider, from June 2000 to April 2008, where he most recently served as a senior analyst.

Mr. Baqar earned an M.B.A. from Northeastern Illinois University in 2009 and a Bachelor’s Degree in Accounting and Business Administration from Monmouth College in 2000. He also holds a Certified Public Accountant designation.

Hassan Sajjad Baqar, Chief Financial Officer

Hassan Sajjad Baqar has served as Chief Financial Officer of the Company since February 2026. Since January 2021, Mr. Baqar has served as senior analyst in the merchant banking division at FG Nexus Inc. (NASDAQ: FGNX) (formerly known as Fundamental Global Inc., FG Financial Group, Inc. and as 1347 Property Insurance Holdings, Inc.), which operates as an Ethereum Treasury Company and previously as a reinsurance and asset management company. Since February 2026, Mr. Baqar serves as Chief Financial Officer of Innovative Digital Investors Acquisition Corp., a special purpose acquisition company in process of completing its IPO. Previously, from September 2013 until December 2020, Mr. Baqar served as a senior analyst at Kingsway Financial Services Inc. ( NYSE: KFS). From September 2009 until September 2013, Mr. Baqar served as a fund analyst at Citco Fund Services. Mr. Baqar earned a Bachelor’s degree in Economics and Business Administration from Monmouth College in 2008.

Adam Acosta, Director

Adam Acosta has been our director since June 2021. From March 2017 until present, Mr. Acosta serves as Director of Business Development & Marketing at Boston Retail Solutions, where he supports growth across modular temporary wall systems and full-color graphic programs for commercial and retail construction environments. In his leadership role, he focuses on go-to-market strategy, national account expansion, and improving the customer experience through streamlined processes and service execution. He brings to the Board strengths in revenue growth leadership, brand positioning, and customer-centric operational discipline.

Richard E Govignon, Director

Richard E. Govignon, Jr, has been our director since June 2021. Mr. Govignon has been a Partner of Dnerus Financial, a family asset management company, since June 2021. Mr. Govignon is an experienced corporate director and trustee in the U.S. and Canada, with broad exposure to numerous industries. Mr. Govignon has served as a director of FG Nexus (Nasdaq: FGNX), a capital market vehicle dedicated to the accumulation and on-chain yield generation for Ethereum that creates a bridge between Ethereum and Wall Street, since December 2021. Since September 2024, Mr. Govignon has served as the director of Saltire Capital Ltd. (TSX: SLT.U), a company that combines investment in public and private markets with a publicly traded, permanent capital vehicle, providing entrepreneurs and business owners with an alternative to traditional private equity. Mr. Govignon had been a director of Strong Global Entertainment, Inc. (NYSE: SGE), a corporation focused on supplying screens and providing technical support services to the cinema exhibition industry, theme parks, and other entertainment-related markets from January 2022 to September 2024. From April 2022 to September 2024, Mr. Govignon served as a member of the board of directors of FG Acquisition Corp (TSX: FGAA.U). This special purpose acquisition company merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Since October 2023, Dr. Govignon has served as a member of the board of Innovative Digital Investors Acquisition Corp. ( previously knows as FG Merger III Corp., a special purpose acquisition company in the process of completing its IPO.

Since January 2026, Mr. Govignon has served as a member of the board of FG Imperii Acquisition Corp., a special purpose acquisition company in the process of completing its business combination. Mr. Govignon served as a member of the board of directors of GreenFirst Forest Products, Inc. (TSXV: GFP), a public company focused on forest product investments, from January 2019 to December 2021. Dr. Govignon also served as a Trustee of the StrongVest ETF Trust (US: CWAI), which invested in a diversified portfolio of corporate bonds with varying maturities and equity securities from 2017 to 2019. Mr. Govignon has worked in the healthcare and pharmaceutical industry in various management and pharmacy positions for over 20 years, most recently with ShopRite Pharmacy since 2022 and previously with CVS Health Corporation (2022-2019 and from 2013-2017), with Acme Markets Inc. (2017-2019), and Rite Aid Corporation (2001-2013).

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Dr. Govignon holds a Bachelor of Science in Pharmacy and a Doctor of Pharmacy from the University of the Sciences in Philadelphia. Dr. Govignon has also received a Master of Business Administration from the Jack Welch Management Institute. Dr. Govignon’s managerial experience, combined with his investing and financial analysis expertise, makes him qualified to serve on our Board of Directors.

(b) Significant Employees.

None.

(c) Family Relationships.

Mr. Hassan R. Baqar, our CEO, and Mr. Hassan Sajjad Baqar, our CFO, are brothers.

(d) Involvement in Certain Legal Proceedings.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Registrant during the past ten years.

Item 6. Executive Compensation.

To date, our officers and directors have not received any compensation for their services and have no agreements in place for which they would receive compensation. As our business develops, and as we raise capital and if we are able to successfully sell and/or enter into licensing agreements with respect to our SAA, we anticipate that this will change.

At present, no retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Compensation Committee and Insider Participation

The Company does not presently have a standing compensation committee or a committee performing similar functions. The Company intends to apply for listing on OTCQB or OTCQX and will establish an audit committee in advance of such application.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Certain Relationships and Related Transactions

The following includes a summary of transactions since January 1, 2023 to which we have been a party in which the amount involved exceeded or will exceed the lesser of $120,000 as of December 31, 2025, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

On July 15, 2025 Company sold 50,000 shares of Common Stock, par value $0.0001 per share (“Common Stock”), to Adam Acosta, a director of the Company, for total cost of $500.

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On July 15, 2025 Company sold 50,000 shares of Common Stock to Richard Govigon, a director of the Company, for total cost of $500.

On July 15, 2025 Company sold 100,000 shares of Common Stock to Hassan Sajjad Baqar for total cost of $1,000.

On July 16, 2025 Company sold 400,000 shares of Common Stock to FG CRV SpinCo LLC (“FG CRV”) for total cost of $50,000.

On July 15, 2025 Company sold 400,000 shares of Common Stock to Fundamental Global LLC (“Fundamental”) for total cost of $50,000.

On January 26, 2026 Company sold 400,000 shares of Common Stock to FG CRV SpinCo LLC for total cost of $50,000.

On January 26, 2026 Company sold 400,000 shares of Common Stock to FG Marchant Partners LP. for total cost of $50,000.

Promoters and Certain Control Persons

Dr. Richard Govignon and Hassan R. Baqar may also be deemed to be a promotor in relation to the following current or former blank check companies set forth below.

Name	Registration Statement Filing Date	SEC File Number	Status	Pending/Completed Business Combinations	Additional Information
FG Merger II Corp.	10-24-2023	333-275155	Merger Pending	Merger with Boxable Inc. pending	—
FG Imperii Acquisition Corp.	10-15-2025	333-290873	Completed IPO	—	—
Aldel Financial II Inc.	09-30-2025	333-272397	Completed IPO	—	—

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officer has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

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●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

At present, our Common Stock is not quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our board of directors be independent and therefore, the Company is not subject to any director independence requirements. Under the rules of the OTC Markets Group Inc.’s OTCQX, a director is not considered to be independent if he or she also is an executive officer or employee of the corporation. Under such definition, none of our directors is considered independent.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Item 8. Legal Proceedings.

There are presently no pending legal proceedings, and there have been no legal proceedings in the past five years, to which the Company or any of its property is subject, or any material proceedings to which any director, officer or affiliate of the Registrant, any owner of record or beneficially of more than five percent of any class of voting securities is a party or has a material interest adverse to the Company, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

(a) Market Information.

Our common stock is currently quoted on the OTC Markets Group Inc. Pink Sheet Market under the symbol SCDA. As of may 14, 2026, the most recent date for which there quotation information reported by the OTC Markets, the stock traded at a price of $0.031 per share. There is no market for our preferred stock, and to date there are no shares of preferred stock issued or outstanding.

As of the date hereof, approximately 132 stockholders of record held our shares of common stock.

The transfer agent of our common stock is Odyssey Transfer and Trust Co. (“Odyssey”). Odyssey’s telephone number is 651-583-6394.

(b) Holders.

As of the date of this filing, there were 132 record holders of an aggregate of 4,864,371 shares of Common Stock issued and outstanding.

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(c) Dividends.

The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant’s business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

None.

Item 10. Recent Sales of Unregistered Securities.

On July 15, 2025, the Company issued 200,000 shares of common stock, par value $0.0001 (the “Common Stock”), for gross proceeds of $2,000.

On July 16, 2025, the Company issued 800,000 shares of Common Stock to its affiliates for a total purchase price of $100,000.

On January 26, 2026 the Company issued 800,000 shares of Common Stock to two related affiliated parties for a total purchase price of $100,000.

The proceeds from the sale of securities described above will be used for working capital and general and administrative expenses. No securities have been issued for services. Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued. The sale of the securities identified above were made pursuant to privately negotiated transactions that did not involve a public offering of securities and, accordingly, were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and the rules promulgated thereunder.

Item 11. Description of Registrant’s Securities to be Registered.

(a) Capital Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 105,000,000 shares of capital stock, of which 100,000,000 are shares of Common Stock and 5,000,000 are shares of Preferred Stock. As of the date of filing this Registration Statement, 4,864,371 shares of Common Stock and zero shares of Preferred Stock were issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Company’s board of directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that the Company will not do so in the future.

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The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which are filed herewith as exhibits.

(b) Debt Securities.

None.

(c) Warrants and Rights.

None.

(d) Other Securities to Be Registered.

None.

Item 12. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

●	any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

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Item 13. Financial Statements and Supplementary Data.

The Company’s financial statements included in this Registration Statement on Form 10, including an index thereto, are set forth on page F-1 after the Signature page and are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

The financial statements included in this Registration Statement on Form 10 are listed in Item 13 and commence following the signature page.

(b) Exhibits.

Exhibit Number	Description
3.1*	Certificate of Incorporation
3.2 *	By-Laws
10.1*	Independent Contractor Agreement, effective November 1, 2025, between B-Scada, Inc. and Bitbear Systems LLC
10.2*	Research & Development License Agreement, effective November 1, 2025. between B-Scada Inc. and Center Coracles, Inc. d/b/a Second Wind Boats
10.3*	Pilot Agreement, effective November 1, 2025 between B-Scada Inc. and Itasca Golf LLC

*	Incorporated by reference to the Company’s Amendment No. 1 to its Registration Statement on Form 10-12G, filed with the SEC on July 28, 2026.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

B-SCADA, INC.

Date: August 17, 2026	By:	/s/ Hassan Raza Baqar
Hassan Raza Baqar
Chief Executive Officer

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B-Scada Inc.

Financial Statements December 31, 2025

TABLE OF CONTENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of B-Scada, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of B-Scada, Inc. (“the Company”) as of December 31, 2025 and 2024, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and 2024 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Fruci & Associates II, PLLC – PCAOB ID #05525
We have served as the Company’s auditor since 2024.

Spokane, Washington
April 15, 2026

F-2

B-SCADA INC.

Balance Sheets

	December 31, 2025	December 31, 2024
	(Audited)	(Audited)
ASSETS
Current assets
Cash	$123,115	$85,096
Total current assets	123,115	85,096
TOTAL ASSETS	$123,115	$85,096

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,124	$-
Total current liabilities	2,124	-
TOTAL LIABILITIES	$2,124	$-

COMMITMENT AND CONTINGENCIES	$-	$-

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	$-	$-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 4,064,371 and 3,064,371 shares issued and outstanding, respectively	406	306
Subscription receivable	(1,000)	-
Additional paid-in capital	8,773,722	8,671,822
Accumulated deficit	(8,652,137)	(8,587,032)
Total Stockholders’ Equity	$120,991	$85,096
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$123,115	$85,096

The accompanying notes are an integral part of the financial statements.

F-3

B-SCADA INC.

Statements of Operations

(Audited)

	Year ended December 31,
	2025	2024
Operating expenses:
General and administrative expenses	$65,105	$43,256
Loss from operations	$(65,105)	(43,256)

Other income (expenses):
Other income	-	171
Total other income (expense)	$-	171
Income tax	-	-
Net loss	$(65,105)	$(43,085)

Weighted average common shares outstanding	3,525,193	3,064,371
Basic and diluted net loss per share	$(0.02)	$(0.01)

The accompanying notes are an integral part of the financial statements.

F-4

B-SCADA INC.

Statement of Changes in Stockholders’ Equity

(Audited)

	Common Stock	Common Stock amount	Additional paid in Capital	Subscription Receivable	Accumulated Deficit	Total Stockholders’ Equity
Balance at December 31, 2023	3,064,371	$306	$8,671,822		$(8,543,947)	$128,181
Net loss	-	-	-		(43,085)	(43,085)
Balance at December 31, 2024	3,064,371	$306	$8,671,822		$(8,587,032)	$85,096
Issuance of common stock for cash	1,000,000	100	101,900		-	102,000
Subscription receivable	-	-	-	(1,000)	-	(1,000)
Net loss	-	-	-		(65,105)	(65,105)
Balance at December 31, 2025	4,064,371	$406	$8,773,722	$(1,000)	$(8,652,137)	$120,991

The accompanying notes are an integral part of the financial statements.

F-5

B-SCADA INC.

Statement of Cash Flows

(Audited)

	For the year ended December 31,
	2025	2024
Cash flows from operating activities
Net loss	$(65,105)	$(43,085)
Adjustments to reconcile net loss to net cash used in operating activities:
Receivable from affiliates	-	-
Changes in operating assets and liabilities:
Accounts payable	2,124	-
Net cash (used in) provided by operating activities	$(62,981)	$(43,085)

Cash flows from Investing activities
Net cash (used in) provided by Investing activities	-	-

Cash flows from financing activities
Proceed from sale of 1,000,000 common shares	102,000	-
Subscription receivable	(1,000)	-
Net cash (used in) provided by financing activities	101,000	-

Net (decrease) increase in cash	38,019	(43,085)
Cash at beginning of period	85,096	128,181
Cash at end of period	$123,115	$85,096
Non cash disclosure:
Taxes and interest	-	-

The accompanying notes are an integral part of the financial statements.

F-6

B-SCADA INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2025

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATING AND RESTRUCTURED BUSINESS PLAN

B-Scada Inc. (the “Company”) is a corporation incorporated in Delaware. Formed in 2001, the Company was in the business of developing software and hardware products for the visualization and monitoring of data in residential, commercial, and heavy industries. The Company’s business and operations had been wound down and were dormant between 2019 through December 31, 2024. Thereafter, the Company commenced the development of its current agentic AI solutions business starting in 2025.

The Company’s new business focuses on the development and commercialization of agentic artificial intelligence (“AI”) solutions tailored primarily for small- and medium-sized business (“SMB”) corporate clients, as well as high net worth individuals. Agentic AI refers to autonomous AI systems capable of performing tasks, making decisions, and interacting with environments or data sources with minimal human intervention, often through multi-step reasoning and tool integration.

The Company’s restructured business model positions the Company as an “AI lab,” where Company designs, prototypes and deploys bespoke or proprietary agentic AI solutions. These solutions address operational inefficiencies in areas such as human resources (“HR”), financial planning, inventory management, and data aggregation. The Company has commenced internal development by using third party contractors to develop proprietary initiatives and has also begun an initial project in collaboration with an end-user clients to develop a customized project. This collaborative approach allows the Company to mitigate development costs while aligning its innovations with real-world client needs.

The Company intends to monetize its agentic AI solutions through multiple channels, including licensing agreements for software usage, direct sales of developed AI agents, or the establishment of standalone businesses built around these solutions. The Company’s target market includes small- and medium-sized businesses (or SMBs) seeking cost-effective, scalable AI tools to automate repetitive tasks, enhance decision-making and improve productivity without the need for extensive in-house technical expertise.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and credit quality of, the financial institutions with which it invests. The Company did not have any cash equivalents as of December 31, 2025.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

F-7

The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. As of December 31, 2025 and 2024, there were no amounts accrued for interest or penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

As of December 31, 2025, the Company had gross deferred tax assets consisting of net operating loss carryforwards of approximately $850,478 and no deferred tax liabilities. The company has put a 100% valuation allowance against the deferred tax asset and hence reports no net deferred tax assets in the consolidated financial statements.

The difference between the provision for income taxes expected at the ordinary tax rates and the actual amount incurred relates primarily to the change in deferred tax valuation allowance.

As of December 31, 2025, the Company has federal net operating loss carryforwards from the years 2007 through 2025 that total approximately $3,999,161 that may be offset against future taxable income. Net operating loss carryforwards originating prior to 2018 total approximately $3,400,000 and expire between 2027 and 2037. Net operating loss carryforwards originating between 2018 and 2025 totaled approximately $616,000 and have no limit on utilization.

Net loss per share

The Company complies with the accounting and disclosure requirements of ASC 260, Earnings Per Share. Net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. As of December 31, 2025, and 2024 the Company did not have any dilutive securities that could potentially be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share of the period presented.

Net loss from January 1, 2025, to December 31, 2025	$(65,105)
Net loss from January 1, 2024, to December 31, 2024	(43,085)

	December 31, 2025	December 31, 2024
Total number of common shares outstanding	4,064,371	3,064,371
Ownership percentage	100%	100%
Total loss allocated	$(65,105)	$(43,085)
Total income (loss)	$(65,105)	$(43,085)
Weighted average shares	3,525,193	3,064,371
Earnings (loss) per share	$(0.02)	$(0.01)

Operating Segments

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Financial Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net income or loss and total assets, which include the following:

For the year ended December 31, 2025
General and administrative expenses	$65,105
Cash	$123,115

F-8

General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to develop the Company’s business activities and development. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

Recently issued accounting standard

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. ASU 2023-07, which is applicable to entities with a single reportable segment, will primarily require enhanced disclosures about significant segment expenses and enhanced disclosures in interim periods. The guidance in ASU 2023-07 will be applied retrospectively and is effective for annual reporting periods in fiscal years beginning after December 15, 2023 and interim reporting periods in fiscal years beginning after December 31, 2024, with early adoption permitted. The Company adopted this guidance as of January 1, 2025. The adoption resulted in disclosure changes only.

In December 2023, the Financial Accounting Standards Board issued ASU 2023-09, which requires enhanced disclosures related to the effective tax rate reconciliation and income taxes paid. The guidance is intended to improve transparency regarding the nature and magnitude of factors contributing to differences between the statutory tax rate and the effective tax rate, as well as cash taxes paid by jurisdiction.

The Company adopted this standard effective January 1, 2025 on a prospective basis. The adoption did not have a material impact on the Company’s consolidated financial position, results of operations, or cash flows, as the amendments are disclosure-only in nature. Prior-period amounts have been recast to conform to the current-period presentation, where applicable.

The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3. STOCKHOLDERS’ EQUITY

Preferred Stock – The Company is authorized to issue 5,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2025, and 2024 there were no shares of preferred stock issued or outstanding.

Common Stock – The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each share. On July 15, 2025, Company issued 200,000 common stocks, par value $0.0001 for a total purchase proceed of $2,000. As of December 31, 2025 there was $1,000 receivable from the sale of common stock.

On July 16, 2025, the Company issued 800,000 common stocks, par value $0.0001 to its affiliates for a purchase price of $100,000. As of December 31, 2025, there were 4,064,371 shares of common stock issued and outstanding.

NOTE 4. RELATED PARTY TRANSACTIONS

On July 15, 2025 Company sold 100,000 shares of common stock to the directors of the Company, for total cost of $1,000.

On July 15, 2025 Company sold 100,000 shares of common stock to Hassan Sajjad Baqar for total cost of $1,000.

On July 16, 2025, the Company issued 800,000 shares of common stock to its affiliates for a total purchase price of $100,000.

NOTE 5. SUBSEQUENT EVENTS

The Company has evaluated the subsequent events as of April 15, 2026. On January 26, 2026, the Company issued 800,000 shares of common stock, par value $0.0001 per share, for a total purchase price of $100,000. The Company intends to use the proceeds to fund its business plans as discussed in Note 1.

F-9

B-Scada Inc.

Financial Statements June 30, 2026

TABLE OF CONTENTS

F-10

B-Scada Inc.

Balance Sheets

	June 30, 2026	December 31, 2025
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash	$177,231	$123,115
Prepaid expense	10,000	-
Total current assets	187,231	123,115
TOTAL ASSETS	$187,231	$123,115

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$20,164	$2,124
Total current liabilities	20,164	2,124
TOTAL LIABILITIES	$20,164	$2,124

COMMITMENT AND CONTINGENCIES	$-	$-

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	$-	$-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 4,864,371 and 4,064,371 shares issued and outstanding, respectively	486	406
Subscription receivable	(1,000)	(1,000)
Additional paid-in capital	8,873,642	8,773,722
Accumulated deficit	(8,706,061)	(8,652,137)
Total Stockholders’ Equity	$167,067	$120,991
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$187,231	$123,115

The accompanying notes are an integral part of the unaudited financial statements.

F-11

B-Scada Inc.

Statements of Operations

(Unaudited)

	For the three months ended June 30 ,2026	For the three months ended June 30, 2025	For the six months ended June 30 ,2026	For the six months ended June 30 ,2025
Operating expenses:
General and administrative expenses	$34,448	$34,920	$53,924	$47,760
Loss from operations	$(34,448)	(34,920)	(53,924)	(47,760)

Other income (expenses):
Other income	-	-	-	-
Total other income (expense)	$-	-	-	-
Income tax	-	-	-	-
Net loss	$(34,448)	$(34,920)	(53,924)	(47,760)

Basic and diluted Weighted average common shares outstanding	4,864,371	3,064,371	4,758,294	3,064,371
Basic and diluted net loss per share	$(0.01)	$(0.01)	(0.01)	(0.02)

The accompanying notes are an integral part of the unaudited financial statements.

F-12

B-Scada Inc.

Statement of Changes in Stockholders’ Equity

(Unaudited)

	Common Stock	Common Stock amount	Additional paid in Capital	Subscription Receivable	Accumulated Deficit	Total Stockholders’ Equity
Balance at December 31, 2024 (audited)	3,064,371	$306	$8,671,822	$-	$(8,587,032)	$85,096
Net loss	-	-	-	-	(47,760)	(47,760)
Balance at June 30, 2025 (Unaudited)	3,064,371	306	$8,671,822	$-	$(8,634,792)	$37,336
Common shares issuance	1,000,000	100	101,900	-	-	102,000
Subscription receivable	-	-	-	(1,000)	-	(1,000)
Net loss	-	-	-	-	(17,345)	(17,345)
Balance at December 31, 2025 (audited)	4,064,371	$406	$8,773,722	$(1,000)	$(8,652,137)	$120,991
Common shares issuance	800,000	80	99,920	-	-	100,000
Net Loss	-	-	-		(53,924)	(53,924)
Balance at June 30, 2026 (Unaudited)	4,864,371	$486	$8,873,642	$(1,000)	$(8,706,061)	$167,067

The accompanying notes are an integral part of the unaudited financial statements.

F-13

B-Scada Inc.

Statement of Cash Flows

(Unaudited)

	For the six months ended June 30, 2026	For the six months ended June 30, 2025
Cash flows from operating activities
Net loss	$(53,924)	$(47,760)
Adjustments to reconcile net loss to net cash used in operating activities:
Prepaid expense	(10,000)	-
Accounts payable	18,040	12,995
Net cash (used in) provided by operating activities	$(45,884)	$(34,765)

Cash flows from Investing activities	-	-
Net cash (used in) provided by Investing activities	$-	$-

Cash flows from financing activities
Proceed from sale of 800,000 common shares	100,000	-
Net cash (used in) provided by financing activities	$100,000	$-

Net increase (decrease) in cash	54,116	(34,765)
Cash at beginning of period	123,115	85,096
Cash at end of period	$177,231	$50,331
Non cash disclosure:
Taxes and interest	-	-

The accompanying notes are an integral part of the unaudited financial statements.

F-14

B-SCADA INC.

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2026

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATING AND RESTRUCTURED BUSINESS PLAN

B-Scada Inc. (the “Company”) is a corporation incorporated in Delaware. Formed in 2001, the Company was in the business of developing software and hardware products for the visualization and monitoring of data in residential, commercial, and heavy industries. The Company’s business and operations had been wound down and were dormant between 2019 through December 31, 2024. Thereafter, the Company commenced the development of its current agentic AI solutions business starting in 2025.

The Company’s new business focuses on the development and commercialization of agentic artificial intelligence (“AI”) solutions tailored primarily for small- and medium-sized business (“SMB”) corporate clients, as well as high net worth individuals. Agentic AI refers to autonomous AI systems capable of performing tasks, making decisions, and interacting with environments or data sources with minimal human intervention, often through multi-step reasoning and tool integration.

The Company’s restructured business model positions the Company as an “AI lab,” where Company designs, prototypes and deploys bespoke and proprietary agentic AI solutions. These solutions address operational inefficiencies in areas such as human resources (“HR”), financial planning, inventory management, and data aggregation. The Company has commenced internal development by using third party contractors to develop proprietary initiatives and has also begun an initial project in collaboration with an end-user client to develop a customized project. This collaborative approach allows the Company to mitigate development costs while aligning its innovations with real-world client needs.

The Company intends to monetize its agentic AI solutions through multiple channels, including licensing agreements for software usage, direct sales of developed AI agents, or the establishment of standalone businesses built around these solutions. The Company’s target market includes small- and medium-sized businesses (or SMBs) seeking cost-effective, scalable AI tools to automate repetitive tasks, enhance decision-making and improve productivity without the need for extensive in-house technical expertise.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Prepaid expense policy

The Company records its prepaid expense as assets and is amortized on a straight-line basis over the period, which is less than one year, in accordance with U.S. GAAP ASC 340-10.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.

F-15

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and credit quality of, the financial institutions with which it invests. The Company did not have any cash equivalents as of June 30, 2026.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. As of June 30, 2026 and 2025, there were no amounts accrued for interest or penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net loss per share

The Company complies with the accounting and disclosure requirements of ASC 260, Earnings Per Share. Net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. As of March 31, 2026, and 2025 the Company did not have any dilutive securities that could potentially be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share of the period presented.

Net loss from January 1, 2026, to June 30, 2026	$(53,924)
Net loss from January 1, 2025, to June 30, 2025	(47,760)

	Six months ended June 30, 2026	Six months ended June 30, 2025
Total number of common shares outstanding	4,864,371	3,064,371
Ownership percentage	100%	100%
Total loss allocated	$(53,924)	$(47,760)
Total income (loss)	$(53,924)	$(47,760)

Weighted average shares	4,758,294	3,064,371
Earnings (loss) per share	(0.01)	$(0.02)

F-16

The following presentation if for the three months ended June 30, 2026 and 2025 :

Net loss from April 1, 2026, to June 30, 2026	$(34,448)
Net loss from April 1, 2025, to June 30, 2025	(34,920)

	Three months ended June 30, 2026	Three months ended June 30, 2025
Total number of common shares outstanding	4,864,371	3,064,371
Ownership percentage	100%	100%
Total loss allocated	$(34,448)	$(34,920)
Total income (loss)	$(34,448)	$(34,920)

Weighted average shares	4,864,371	3,064,371
Earnings (loss) per share	(0.01)	$(0.02)

Operating Segments

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Financial Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net income or loss and total assets, which include the following:

	June 30, 2026	June 30, 2025
General and administrative expenses	$53,924	$47,760
Cash	$177,231	$50,331

General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to execute the Company’s business plan. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

F-17

Recently issued accounting standard

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. ASU 2023-07, which is applicable to entities with a single reportable segment, will primarily require enhanced disclosures about significant segment expenses and enhanced disclosures in interim periods. The guidance in ASU 2023-07 will be applied retrospectively and is effective for annual reporting periods in fiscal years beginning after December 15, 2023 and interim reporting periods in fiscal years beginning after December 31, 2024, with early adoption permitted. The Company adopted this guidance as of January 1, 2025. The adoption resulted in disclosure changes only.

In December 2023, the Financial Accounting Standards Board issued ASU 2023-09, which requires enhanced disclosures related to the effective tax rate reconciliation and income taxes paid. The guidance is intended to improve transparency regarding the nature and magnitude of factors contributing to differences between the statutory tax rate and the effective tax rate, as well as cash taxes paid by jurisdiction.

The Company adopted this standard effective January 1, 2025 on a prospective basis. The adoption did not have a material impact on the Company’s consolidated financial position, results of operations, or cash flows, as the amendments are disclosure-only in nature. Prior-period amounts have been recast to conform to the current-period presentation, where applicable.

The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3. STOCKHOLDERS’ EQUITY

Preferred Stock – The Company is authorized to issue 5,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2026 and 2025, there were no shares of preferred stock issued or outstanding.

Common Stock – The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each share. On January 26, 2026, Company issued 800,000 common stocks, par value $0.0001 for a total purchase proceed of $100,000. As of June 30, 2026, there were 4,864,371 common stock outstanding.

NOTE 4. RELATED PARTY TRANSACTIONS

On July 15, 2025 Company sold 100,000 shares of common stock to the directors of the Company, for total cost of $1,000. On July 15, 2025 Company sold 100,000 shares of common stock to Hassan Sajjad Baqar for total cost of $1,000.

On July 16, 2025, the Company issued 800,000 shares of common stock to its affiliates for a total purchase price of $100,000.

On January 26, 2026, the Company issued 800,000 shares of common stock to its affiliate for a total purchase price of $100,000.

On April 16, 2026, Company’s board approved the appointment of Hassan R. Baqar as the Chief Executive Officer of the Company and Hassan Sajjad Baqar as the Chief Financial Officer of the Company. Hassan R. Baqar and Hassan Sajjad Baqar are brothers.

NOTE 5. SUBSEQUENT EVENT

The Company has evaluated the subsequent events as of August 17, 2026. There were no subsequent events to report.

F-18